SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 1997

CBC BANCORP, INC.
(Exact name of registrant as specified in its charter)

CONNECTICUT			0-156000		6-1179862
(State or other jurisdiction		(Commission		(IRS Employer
of incorporation)			  File Number)		  Identification No.)

612 BEDFORD STREET, STAMFORD, CONNECTICUT           06901
(Address of principal executive offices)			        (Zip Code)

Registrant's telephone number, including area code (203) 708-8850

NOTE APPLICABLE
(Former name or former address, if changed since last report)


THIS DOCUMENT CONTAINS 2 PAGES


ITEM 5:	OTHER MATTERS

On November 19, 1997 at a special meeting of the shareholders of CBC Bancorp, Inc., a Plan of Liquidation and Dissolution of
CBC Bancorp, Inc. was authorized and approved. The Board of Directors and Senior Management of CBC Bancorp,Inc. and it,s sole operating subsidiary the Connecticut Bank of Commerce, are taking all steps necessary to effectuate the liquidation and dissolution of the Company as of November 30, 1997. Upon completion of the liquidation, the surviving entity will be the Connecticut Bank of Commerce.


Barbara Van Bergen
Senior Vice President
Chief Financial Officer